UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 3, 2019

UNUM THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38443	46-5308248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Cambridge Park Drive, Suite 3100 Cambridge, Massachusetts		02140
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 945-5576

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2019, Unum Therapeutics Inc. (the “Company”) announced Christiana Stamoulis will resign as Chief Financial Officer (“CFO”) and President of the Company effective as of January 31, 2019. Ms. Stamoulis’ resignation did not result from a disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including its controls or financial related matters. The Company has initiated a search to identify a replacement CFO.

On January 3, 2019, the Board of Directors of the Company (the “Board”) appointed Charles Wilson, Ph.D. as President of the Company, effective as of the date of Ms. Stamoulis’ resignation. Mr. Wilson currently serves as the Chief Executive Officer of the Company and will continue in that role while serving as President. The Board also appointed John Green, Senior Director of Finance and Controller, as the “principal financial officer” and “principal accounting officer” of the Company, effective as of the date of Ms. Stamoulis’ resignation.

Item 8.01	Other Events.

On January 3, 2019, the Company issued a press release announcing the resignation of Christiana Stamoulis as CFO and President of the Company and the appointment of Charles Wilson as President of the Company. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In addition, on January 3, 2019, the Company issued a press release announcing 2019 goals and anticipated milestones for 2019. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release issued by Unum Therapeutics Inc. on January 3, 2019.

99.2	Press release issued by Unum Therapeutics Inc. on January 3, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2019	UNUM THERAPEUTICS INC.

	By:	/s/ Charles Wilson
Charles Wilson, Ph.D.
Chief Executive Officer